UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 1, 2019

HELMERICH & PAYNE, INC.
(Exact name of registrant as specified in its charter)

DE	1-4221	73-0679879
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1437 South Boulder Avenue, Suite 1400
Tulsa, OK 74119
(Address of principal executive offices and zip code)
(918) 742-5531
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	HP	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2019, Sara M. Momper, Director of Financial Reporting of Helmerich & Payne, Inc. (the “Company”) was appointed to be the Company’s principal accounting officer, succeeding Mark W. Smith in that role. Mr. Smith will continue to serve as Vice President and Chief Financial Officer of the Company.

Ms. Momper, age 35, joined the Company as Director of Financial Reporting in June 2018. Prior to joining the Company, Ms. Momper served in various accounting roles with GridLiance, an independent electric transmission holding company, from 2016 to June 2018, most recently as its Assistant Controller. From 2014 to 2016, she served as Financial Reporting Supervisor at Samson Resources Corporation, a privately held onshore exploration and production company. Prior to that, she served in various positions, most recently Assurance Manager, at PricewaterhouseCoopers LLP, an international auditing and professional services firm, from 2007 to 2014.

The Company is not entering into any new, or amending any existing, compensatory plan or arrangement with Ms. Momper in connection with her appointment as principal accounting officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELMERICH & PAYNE, INC.

By:	/s/ Debra R. Stockton
Name:	Debra R. Stockton
Title:	Corporate Secretary Date: October 2, 2019